EXHIBIT 5.1
                                                                     -----------

[LOGO]
FOLEY
HOAG LLP
ATTORNEYS AT LAW



September 15, 2004



Global Matrechs, Inc.
90 Grove Street, Suite 201
Ridgefield, CT  06877

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form SB-2 (including any pre-effective and post-effective amendments thereto, the "Registration Statement") to be filed by Global Matrechs, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the resale by two selling stockholders of the Company of 20,651,080 shares of common stock, par value $0.0001 per share (the "Common Stock"), of the Company consisting of 20,000,000 shares of Common Stock issuable in connection with our equity line ("Equity Shares") and 651,080 shares of common stock issued as compensation to one of our consultants ("Consultant Shares").

         In arriving at the opinion expressed below, we have examined and relied on the certificate of incorporation of the Company, as amended to date, the by-laws of the Company, as amended to date, the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company and the Registration Statement.

         In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such examination of law, as we have deemed appropriate as a basis for the opinion expressed below.

         We express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Equity Shares, when issued and paid for, will be duly authorized and validly issued, fully paid



 Boston                     Washington,  DC                  www.foleyhoag.com

Global Matrechs, Inc.
September 15, 2004
Page 2


and non-assessable and the Consultant Shares are duly authorized and validly issued, fully paid and non-assessable .



         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                     Very truly yours,

                                                     FOLEY HOAG LLP



                                                     By: /s/ David A. Broadwin
                                                        ------------------------
                                                         a Partner